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                            SCHEDULE 14C INFORMATION
 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                   -------------
                                    of 1934
                                (Amendment No. )

Check the appropriate box:


[  ] Preliminary Information Statement


[  ] Confidential, for Use of the Commission Only (as permitted by Rule
                                                                   ----
  14c-5(d)(2))
  -----------

[X] Definitive Information Statement

                         Principal Investors Fund, Inc.
                  (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:


2) Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


4) Proposed maximum aggregate value of transaction:
--


5) Total fee paid:


  [  ] Fee paid previously with preliminary materials.


  [  ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
    ---------------
    paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:___________________________________________


    2) Form, Schedule or Registration Statement No.:_________________________
                                                    -------------------------


    3) Filing Party: _____________________________________________________
                     -----------------------------------------------------


    4) Date Filed:______________________________________________________
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                         PRINCIPAL INVESTORS FUND, INC.

                       Capital Preservation Fund ("Fund")


                                 680-8th Street
                          Des Moines, Iowa 50392-0200


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


This is the agenda for the Fund's shareholder meeting. It identifies the matter to be voted on and the time and place of the meeting.


To the shareholders of the Fund:


A special meeting of shareholders will be held on May 15, 2002 at 680-8th Street, Des Moines, Iowa 50392-0200 at 10:00 a.m., C.T., to consider the approval of a change to the Fund's Articles of Incorporation to permit the Fund's directors to declare a reverse stock split from time to time, or take such other action as is necessary to maintain a stable per share net asset value for the Fund, without obtaining prior shareholder approval.


Shareholders of record as of the close of business on April 19, 2002 are entitled to vote at the meeting and any related follow-up meetings.


By Order of the Board of Directors


LOGO


Arthur S. Filean
Senior Vice President and Secretary



Des Moines, Iowa
April 22, 2002

                         Principal Investors Fund, Inc.
                       Capital Preservation Fund ("Fund")


                             INFORMATION STATEMENT


As a shareholder of the Fund, you are invited to attend a special meeting of shareholders. The Fund will hold a meeting on May 15, 2002, at 10:00 a.m. C.T. at 680-8th Street, Des Moines, Iowa 50392-0200. At the meeting, shareholders will vote on the proposal described below.


The Notice of Special Meeting and Information Statement was first sent to shareholders on April 22, 2002.


You may vote by attending the Special Meeting of Shareholders and casting your vote. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


The sponsor of the Fund is Principal Life Insurance Company ("Principal Life"), the investment adviser is Principal Management Corporation (the "Manager") and the principal underwriter is Princor Financial Services Corporation ("Princor"). Principal Life, an insurance company organized in 1879 under the laws of the state of Iowa, the Manager and Princor are indirect, wholly-owned subsidiaries of Principal Financial Group, Inc. Their address is the Principal Financial Group, Des Moines, Iowa 50392-0200.

                               VOTING INFORMATION


VOTING RIGHTS. . Only shareholders of record at the close of business on April 19, 2002 (the "Record Date") are entitled to vote. You are entitled to one vote on the proposal submitted to the shareholders of the Fund for each share of each class of the Fund which you hold. The proposal requires for approval the vote of a "majority of the outstanding voting securities," which is a term defined in the Investment Company Act of 1940 (the "1940 Act") to mean the affirmative vote of the lesser of (1) 67% or more of the voting securities of a Fund present at the meeting of that Fund, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.



QUORUM REQUIREMENTS. . A quorum must be present at the meeting for the transaction of business. The presence in person of one-third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for the meeting of the Fund. Abstentions are counted toward a quorum but do not represent votes cast for any issue.


If a quorum is not present at the meeting of the Fund, the persons in attendance at the meeting may agree to one or more adjournments of the meeting to permit greater attendance. Any adjournment will require the affirmative vote of a majority of the shares cast in person at the meeting.



EXPENSES OF THE MEETINGS . The Fund will pay the expenses of its meeting. The Fund will also reimburse brokers and other nominees for their reasonable expenses in communicating with shareholders for whom they hold shares of the Fund.
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SHAREHOLDER PROPOSALS . If you would like to include a proposal on the agenda at the shareholders meeting, you should send the proposal to the Fund at the Principal Financial Group, Des Moines, Iowa 50392-0200. To consider your proposal for presentation at the shareholders meeting, we must receive it a reasonable time before the meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.



SHAREHOLDER REPORTS . The Fund will furnish without charge, a copy of the Fund's annual report to you upon request. A request for an annual report can be made by writing the Fund at 680 8/th/ Street, Des Moines, Iowa 50392-0200 or by calling toll free 1-800-247-4123

                                    PROPOSAL

                     Amendment to Articles of Incorporation

The Capital Preservation Fund seeks to maintain a $10 per share stable net asset value of its shares. As explained below, the Fund intends to periodically utilize a reverse stock split in connection with any capital gain distribution made by the Fund in order to maintain a stable net asset value for its shares. A reverse stock split would be declared to offset any such capital gain distribution. A reverse stock split is simply a transaction in which a corporation reduces the number of its outstanding shares.


The need for a reverse stock split results from the Internal Revenue Code requirement that, in order to qualify for pass-through tax treatment afforded investment companies and to avoid the imposition of an excise tax, a fund must distribute a sufficient percentage of its capital gains to its shareholders. When the Capital Preservation Fund makes this distribution, the amount distributed is reinvested in additional shares of the Fund. After the distribution is made and reinvested in additional fund shares, each shareholder owns more shares of the Fund, but the value of each share is less than the value prior to the distribution. The dollar amount of each shareholder's investment in fund shares does not change as a result of the distribution. With a stable value fund, the objective is to provide the shareholders with fewer shares after the reverse stock split than they owned before the transaction so that the reinvestment of the distribution will not change the value of each share. The way to accomplish that objective is for the Fund to declare a reverse stock split contemporaneously with the declaration of a capital gain distribution to take back a sufficient number of shares to return the Fund's net asset value to $10 per share.


For example, if the Fund declares a capital gain distribution of 10 cents per share when the price per share is $10.00, a shareholder holding one share receives 0.01 additional share as a result of the reinvested distribution. If there was no reverse stock split, the price per share would be approximately $9.90. The total value of shares held by the shareholder would be $10.00 (1.01 shares x $9.90 per share). If a 1.01 for 1 reverse stock split was declared, the shareholder's holding would be combined into one share with a price of $10.00 per share. The reverse stock split does not affect the value of the total holdings of the shareholder.


Maryland law requires shareholder approval of a reverse stock split, unless the corporation's charter provides otherwise. The Fund's charter does not include a provision addressing reverse stock splits, so shareholder approval of each reverse stock split is currently required. It would be cumbersome and expensive to obtain shareholder approval of each reverse stock split. Therefore, the Fund's Board is proposing to amend the Articles of Incorporation for the Fund to permit the Board to declare a reverse stock split for the Capital Preservation Fund or take such other action as may be reasonably necessary to maintain a constant net asset value of the shares of the fund (including the authority to redeem shares pro rata from each stockholder or cancel shares and treat them as a contribution to the capital of the corporation as alternative means to maintain a stable per share net asset value) without obtaining prior shareholder approval. A copy of the proposed amendment is included as Appendix A to this Information Statement.
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A potential negative consequence of a reverse stock split is the impact on the relative voting rights on "corporate-wide" issues where one series completes a reverse stock split and other series of the fund do not complete an equivalent reverse stock split. Shareholders of each series are entitled to one vote for each share owned on "corporate-wide" issues, e.g. electing directors. A reverse stock split reduces the number of shares owned by the shareholder. A shareholder of a series that does not complete a reverse stock split contemporaneously with its income/gains distribution (which will be every series except Capital Preservation Fund) and who reinvests distributions in additional shares of the series ends up owning more shares and thus having increased voting rights. This results in a dilution (or lessening) of the voting power held by shareholders invested in the Capital Preservation Fund relative to that of shareholders invested in the other series of the fund.


The Fund's Board believes this "dilution" of relative voting rights of shareholders invested in the Capital Preservation Fund on corporate-wide issues is an unavoidable consequence of attempting to maintain a stable net asset value of only one series of a multiple series fund. Under the Investment Company Act of 1940, each series of a series fund has the right to cast its vote on certain critical issues independently from the vote cast by other series of the series fund. For example, each series has the right to vote independently of the other series in approving the investment advisory and sub-advisory contracts, approval of 12b-1 plans, changing from a diversified to a non-diversified fund and changing fundamental investment policies. The reverse stock split will not affect the voting rights of shareholders of the Capital Preservation Fund on these issues because the transactions affect all Capital Preservation Fund shareholders equally.


The Fund's Board believes a reverse stock split will have no income tax consequence on shareholders based upon current tax law; a reverse stock split would be a tax-free recapitalization of the Fund.


The vote required to approve the amendment to the Articles of Incorporation for the Fund is a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).


The Fund had 170,425.86 outstanding Advisors Preferred Class shares, 170,877.34 Preferred Class shares, 170,162.45 Advisors Select Class shares,170,702.31 Select Class shares, 181,636.94 Class I shares, and 503,288.13 Class J shares as of Record Date. Principal Life Insurance Company owned 75.6% of the outstanding securities of all classes consisting of 100% of the Advisors Preferred, Advisors Select, Preferred, Select and Class I shares and 33.7% of Class J shares.

                                   APPENDIX A
                                   ----------



                         PRINCIPAL INVESTORS FUND, INC.

                               PROPOSED AMENDMENT
                          TO ARTICLES OF INCORPORATION
                          ----------------------------

    The Articles of Incorporation of Principal Investors Fund, Inc. (the "Corporation") are hereby amended by adding immediately following Article V,
Section 6 thereof a new Section 6(a) which shall be and read in its entirety as follows:


    Section 6(a). Maintenance of Stable Net Asset Value for Capital Preservation Series. Notwithstanding any other provisions of this Article V and for purposes of maintaining a stable net asset value per share for the shares of the Capital Preservation Series (including any and all classes thereof) in conjunction with the declaration and payment of any capital gains distribution with respect to the shares of the Capital Preservation Series (including any and all classes thereof) or any other event which has the effect of reducing net asset value per share of such shares (an "Adjustment Event"), the Board of Directors may, without a vote of the stockholders of the Capital Preservation Series (or the affected class or classes thereof), without changing the proportionate beneficial interests of such stockholders in the assets belonging to the Capital Preservation Series (or the affected class or classes thereof), and without affecting the rights of any other series or classes of series of shares of the Corporation other than with respect to their relative voting power in connection with any matter submitted to a vote of stockholders as to which shares of the Capital Preservation Series (or the affected class or classes thereof) are voted in the aggregate with shares of one or more of the other series of shares of the
Corporation:


    (i) cause the Corporation, in consideration of the interest of the Capital Preservation Series (or any class or classes thereof) and the stockholders thereof in maintaining a stable net asset value per share and without any other consideration, to: (a) redeem pro rata from each stockholder of record of the Capital Preservation Series (or the affected class or classes thereof) such number of full and fractional shares of the Capital Preservation Series (or the affected class or classes thereof) as may be necessary in order that the shares outstanding immediately following the Adjustment Event shall have the same net asset value per share as the shares outstanding immediately prior to the Adjustment Event, or (b) cancel the same number of shares and treat them as a contribution to the capital of the Corporation by each such stockholder;


    (ii) cause the Corporation to combine by a reverse stock split the number of outstanding shares of the Capital Preservation Series (or the affected class or classes thereof) such that the shares outstanding immediately following the Adjustment Event shall have the same net asset value per share as the shares outstanding immediately prior to the Adjustment Event; or


    (iii) take or cause the Corporation to take such other actions as may now or hereafter be permitted under the Maryland General Corporation Law and the Investment Company Act of 1940; and


    (iv) in connection with the actions taken in accordance with (i), (ii) or
(iii) above, make such adjustments with respect to the par value per share of, and the stated capital of the Corporation attributable to, shares of the Capital Preservation Series (or the affected class or classes thereof) as may be necessary or appropriate.